Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 1 of the Registration Statement of Brooke Corporation on Form S-1, of our report dated March 4, 2005 (except for Note 22 of the notes to the consolidated financial statements as to which the date is July 23, 2005) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Summers, Spencer & Callison, CPAs, Chartered

Summers, Spencer & Callison, CPAs, Chartered

Topeka, KS

July 28, 2005